LifeVantage Appoints Dayton Judd to the Board of Directors Enters into Cooperation Agreement with the Radoff-Sudbury Group Salt Lake City, UT, February 15, 2024 (GLOBE NEWSWIRE) -- LifeVantage Corporation (Nasdaq:LFVN) a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today announced the appointment of Dayton Judd to the Company’s Board of Directors (the “Board”), effective immediately, in an expansion of the Board. The Company has had discussions with Bradley L. Radoff and Sudbury Capital Fund, LP (collectively with certain of their affiliates, the “Radoff-Sudbury Group”), which owns approximately 12.6% of the Company’s outstanding stock, since the Company’s fiscal year 2024 annual meeting of shareholders held on November 6, 2023. During these discussions, the Company and the Radoff- Sudbury Group worked together to create a framework for long-term collaboration between the parties. The appointment of Dayton Judd to the Board is in connection with a Cooperation Agreement entered into between the Company and the Radoff-Sudbury Group. Steve Fife, LifeVantage’s President and Chief Executive Officer, commented, “We welcome Dayton to the Board and believe his insights and perspective will benefit the Company and its shareholders. The LV360 initiatives are driving improving profitability and we remain on track to return Adjusted EBITDA margins back to double-digit levels. Coupled with our strong balance sheet, we expect to continue returning a meaningful portion of excess free cash flow to shareholders through dividends and share repurchases.” “I’m thrilled to join the Board and look forward to working closely with my fellow directors and the management team as we continue focusing on driving value for all shareholders,” said Dayton Judd. “With its unique assortment of high-quality, innovative products and a powerful business model, LifeVantage is well positioned for growth, improved profitability and higher returns on capital.” “Dayton is an accomplished executive with a strong track record in, and deep understanding of, the health and wellness industry,” said Ray Greer, Chairman. “The combination of his financial and industry expertise is a great addition to the Board. We appreciate our engagement with the Radoff-Sudbury Group and are mutually aligned on the pathway to maximizing value for all shareholders.” The Radoff-Sudbury Group has agreed to abide by certain customary standstill, voting commitment and other provisions in connection with the Cooperation Agreement. The full agreement between the Company and the Radoff-Sudbury Group will be filed on a Form 8-K with the U.S. Securities and Exchange Commission (“SEC”). Dayton Judd Biography Dayton Judd has served as the Chief Executive Officer of FitLife Brands, Inc. (NASDAQ: FTLF) ("FitLife"), a national provider of innovative and proprietary nutritional supplements and wellness products for health- conscious consumers, since February 2018, and founder and Managing Member of Sudbury Capital Management, LLC, a provider of investment advisory services, since 2012. Prior to that, he served as a Portfolio Manager for Q Investments, L.P., a multi-billion-dollar hedge fund, from 2007 through 2011, and held various positions at McKinsey & Company, Inc., a global management consulting firm, from 1996 to 1998 and again from 2000 to 2007. Mr. Judd currently serves as Chairman of FitLife, where he has served as a director since

2017, and has also served as a director of Optex Systems Holdings, Inc. (NASDAQ: OPXS), a manufacturer of optical sighting systems and assemblies, since October 2022, where he also serves as Audit Committee Chair. Mr. Judd is a Certified Public Accountant. He received an M.B.A. with high distinction from Harvard Business School, where he was a Baker Scholar, and earned his M.S. and B.S., summa cum laude, in Accounting from Brigham Young University. About LifeVantage Corporation LifeVantage Corporation (Nasdaq: LFVN), the activation company, is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+, ProBio, IC Bright®, Daily Wellness, Rise AM, Reset PM, and D3+ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio®, its nootropic energy drink mixes, and PhysIQ, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com. Cautionary Note Regarding Forward Looking Statements This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law. Investor Relations Contact:

Reed Anderson, ICR (646) 277-1260 reed.anderson@icrinc.com